Exhibit 24

Power of Attorney

 I, __Ann Marie Tallman____, hereby appoint and authorize Joanne L. Bober, Jeffrey J.
Vawrinek, Salil R. Virkar, and Ralph H. Richardson, together or individually to prepare, execute, and file (electronically or otherwise), specifically on my behalf as my attorney-in-fact, Forms 3,
4 and 5, Forms 144, and any amendments thereto and any forms required to comply with Section
16 of the Securities Exchange Act of 1934 or similar provisions of securities laws and the rules thereunder ("Section 16 Forms"), with the Securities and Exchange Commission or any other required public authority or stock exchange regarding my transactions in J. C. Penney Company,
Inc. stock or securities.  By signing below, I hereby adopt as my own signature any one or more of the signatures of the individuals set forth above which may appear on such Section 16 Forms filed on my behalf.
 This power of attorney shall be in full force and effect on and from the date below written and shall remain in full force and effect until the undersigned is no longer required to file Section
16 Forms with respect to the undersigned's holdings of and transactions in J. C. Penney
Company, Inc. stock or securities or until specifically rescinded.  By execution of this power of attorney I hereby authorize and grant the powers stated herein.
Dated this __17th_____ day of  May, 2006.

         /s/ Ann Marie Tallman
        Ann Marie Tallman

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